As filed with the Securities and Exchange Commission on September 22, 2000
                           Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                             SOUTHERN UNION COMPANY

             (Exact Name of Registrant as Specified in Its Charter)

Delaware                                         75-0571592
(State or Other Jurisdiction           (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                              --------------------

                     SOUTHERN UNION COMPANY VALLEY RESOURCES
                      401(K) EMPLOYEE STOCK OWNERSHIP PLAN
                            (Full Title of the Plan)

                                                 With a copy to:

Dennis K. Morgan, Esq.                           Stephen A. Bouchard, Esq.
Senior Vice President - Legal and Secretary      FLEISCHMAN AND WALSH, L.L.P.
SOUTHERN UNION COMPANY                           1400 Sixteenth Street, N.W.
504 Lavaca Street, Suite 800                     Suite 600
Austin, Texas 78701                              Washington, DC 20036
(512) 477-5852                                   (202) 939-7900

(Name, Address and Telephone Number, Including Area Code of Agent for Service)
                              --------------------
                         CALCULATION OF REGISTRATION FEE

                                      Proposed    Proposed
                                      Maximum     Maximum
                          Amount      Offering    Aggregate       Amount of
                           to be      Price Per   Offering        Registration
Title of Securities     Registered     Share       Price          Fee
to be Registered           (1)(2)      (3)          (3)           (2)(3)


Common Stock, par value 1,200,000
$1.00 per share         shares       $19.50000   $23,400,000      $6,177.60


-----------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act'), this Registration Statement also covers, in addition to the number of shares of common stock stated above, a number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2) The shares of Common Stock being registered consist of shares to be acquired by the Trustee through open market purchases pursuant to the Plan for the account of the Plan's participants.

(3) Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee and based upon the average of the high and low sales prices for shares of the Registrant's Common Stock on the New York Stock Exchange on September 19, 2000 of $19.50000 per share.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Southern Union Company Valley Resources 401(k) Employee Stock Ownership Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act.

Such document(s) (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
-------  ------------------------------------------------

The following documents previously or concurrently filed by Southern Union Company (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) the Company's Current Report on Form 8-K filed on October 8, 1999, pursuant to Rule 13a-1 of the Exchange Act.

(c) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, filed on October 22, 1999, pursuant to Rule 13a-1 of the Exchange Act.

(d) The Company's Current Report on Form 8-K filed on November 18, 1999, pursuant to Rule 13a-1 of the Exchange Act.

(e) the Company's Current Report on Form 8-K (two) filed on November 19, 1999, pursuant to Rule 13a-1 of the Exchange Act.

(f) the Company's Current Report on Form 8-K filed on December 6, 1999, pursuant to Rule 13a-1 of the Exchange Act.

(g) the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999 filed on February 14, 2000, pursuant to Rule 13a-1 of the Exchange Act.

(h) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed on May 15, 2000, pursuant to Rule 13a-1 of the Exchange Act.

(i) the Company's Form 8-K filed with the SEC on June 5, 2000, pursuant to Rule 13a-1 of the Exchange Act (which includes certain historical financial information for Pennsylvania Enterprises, Inc., ProvEnergy and Valley Resources).

(j) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above;

(k) the Company's Definitive Proxy Statement on Schedule 14A for its Annual Meeting of Stockholders on October 19, 1999;

(l) the Company's Definitive Proxy Statement on Schedule 14A for a Special Meeting of Stockholders to be held on August 29, 2000 about the Fall River Gas and ProvEnergy mergers.

(m) the description of the common stock, par value $1.00 per share, of the Registrant (the "Common Stock") contained in the Registrant's Registration Statement on Form S-3 (File No. 333-10585) filed with the Commission on August 22, 1996 and all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to George E. Yankowski, Treasurer and Director of Investor Relations, Southern Union Company, 504 Lavaca Street, Eighth Floor, Suite 800, Austin, Texas 78701, telephone number (512) 477-5852.

All information appearing in this Registration Statement is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.
------   -------------------------

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

Not Applicable.

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify its directors and officers, subject to certain limitations. The Company's Bylaws require the Company to indemnify their respective directors and officers to the fullest extent permitted by law.

Article TWELFTH of the Restated Certificate of Incorporation of Southern Union eliminates personal liability of directors to the fullest extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in the light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The directors and officers of Southern Union are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Southern Union. Southern Union has entered into an Indemnification Agreement with each member of its Board of Directors. The Indemnification Agreement provides the Directors with the contractual right to indemnification for any acts taken in their capacity as a director of Southern Union to the fullest extent permitted under Delaware law.

Any agents,  dealers or underwriters  who execute any of the agreements filed as
Exhibit  1 to this  registration  statement  will  agree to  indemnify  Southern
Union's directors and their officers who signed the registration statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Southern Union by or on behalf of any such indemnifying party.

Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

Not Applicable.

Item 8.  Exhibits.
------   --------

Regulation                                          Reference to Prior Filing or
S-K Exhibit                                            Exhibit Number Attached
 Number          Document                                     Hereto
-----------      --------                            -------------------------

4          Southern Union Company Valley               Attached as Exhibit 4
           Resources 401(k) Employee Stock
           Ownership Plan ("Plan"), and First and
           Second Amendments to the Plan

23-A       Consent of Independent Accountants,         Attached as Exhibit 23-A
           PricewaterhouseCoopers LLP

23-B       Consent of Independent Accountants,         Attached as Exhibit 23-B
           PricewaterhouseCoopers LLP

23-C       Consent of Independent Accountants,         Attached as Exhibit 23-C
           Arthur Andersen LLP

23-D       Consent of Independent Public Accoun-       Attached as Exhibit 23-D
           tants, Arthur Andersen LLP

23-E       Consent of Independent Public Accoun-       Attached as Exhibit 23-E
           tants, Arthur Andersen LLP

23-F       Consent of Independent Certified Public     Attached as Exhibit 23-F
           Accountants, Grant Thornton, LLP

24         Power of Attorney                           Attached as Exhibit 24

In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, Registrant hereby confirms that is has submitted the Plan and undertakes that it will submit all amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner, and that it has made or will make all changes required by the IRS in order to qualify the Plan under
Section 401 of the Internal Revenue Code. Pursuant to subsection (a) of Item 8 of Form S-8, no opinion with respect to legality of the Common Stock, $1.00 par value per share (the "Common Stock"), being requested is required as the Common Stock being registered herein is currently outstanding.

Item 9.  Undertakings.
------   ------------

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it is has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on September 22, 2000.

                                             SOUTHERN UNION COMPANY


                                             /s/ DAVID J. KVAPIL
                                             --------------------------------
                                             David J. Kvapil
                                             Senior Vice President and
                                             Corporate controller
                                             (Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities indicated on September 19, 2000.

        Signature/Name                               Title
----------------------------              -------------------------------

    GEORGE L. LINDEMANN*                  Director and Chief Executive Officer

    PETER H. KELLEY*                      Director and Chief Operating Officer

    JOHN E. BRENNAN*                      Director

    FRANK W. DENIUS*                      Director

    AARON I. FLEISCHMAN*                  Director

    KURT A. GITTER, M.D.*                 Director

    ADAM M. LINDEMANN*                    Director

    ROGER J. PEARSON*                     Director

    GEORGE ROUNTREE, III*                 Director

    DAN K. WASSONG*                       Director

    THOMAS F. KARAM*                      Director

    RONALD W. SIMMS*                      Director

    /s/ RONALD J. ENDRES                  Executive Vice President and
    --------------------------------      Chief Financial Officer
    Ronald J. Endres

    /s/ DAVID J. KVAPIL                   Senior Vice President and Controller
    --------------------------------      (Principal Accounting Officer)
    David J. Kvapil

*By:      /s/ DAVID J. KVAPIL
         --------------------------------
         David J. Kvapil
         Attorney-in-fact